SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 30, 2003

(Date of report/date of earliest event reported)

SKY FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-14473	34-1372535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 South Church Street

Bowling Green, Ohio 43402

(Address of principal executive offices)

(419) 327-6300

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

On April 30, 2003, the registrant announced its acquisition of Metropolitan Financial Corp., Highland Hills, Ohio and its wholly-owned subsidiary, Metropolitan Bank and Trust Company. The acquisition was consummated on April 30, 2003.

On May 19, 2003, the registrant announced that, as of the close of business on May 16, 2003, Metropolitan Bank and Trust Company was merged into Sky Bank and became the bank’s eighth operating region.

ITEM	7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements

None.

(b) Pro Forma Financial Information

None.

(c) Exhibits

Exhibit 99.1	Sky Financial Group, Inc. Press Release dated April 30, 2003 titled “Sky Financial Group Announces the Completion of its Acquisition of Metropolitan Financial Corp.”

Exhibit 99.2	Sky Financial Group, Inc. Press Release dated May 19, 2003 titled “Sky Bank and Metropolitan Bank Complete Merger”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SKY FINANCIAL GROUP, INC.

Date: June 5, 2003	By:	/s/ W. GRANGER SOUDER, JR.
W. Granger Souder, Jr. Executive Vice President/General Counsel